As filed with the Securities and Exchange Commission on July 18, 2012

Registration No. 333-180780

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5

TO

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Five Below, Inc.

(Exact name of Registrant as specified in its charter)

Pennsylvania	5331	75-3000378
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1818 Market Street

Suite 1900

Philadelphia, PA 19103

(215) 546-7909

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kenneth R. Bull

Chief Financial Officer

1818 Market Street

Suite 1900

Philadelphia, PA 19103

(215) 546-7909

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry M. Abelson, Esq. John P. Duke, Esq. Pepper Hamilton LLP 3000 Two Logan Square 18th and Arch Streets Philadelphia, PA 19103 (215) 981-4000	Robert E. Buckholz, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act of 1934.

Large Accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

Five Below, Inc. has prepared this Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-180780) solely for the purpose of updating the information contained in Item 13 of Part II of the Registration Statement. Amendment No. 5 does not modify any provision of the Prospectus constituting Part I of the Registration Statement. Accordingly, such Prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by us in connection with the sale of the common stock being registered. All amounts shown are estimates except the SEC registration fee, the FINRA filing fee and The NASDAQ Global Select Market listing fee.

Amount to be Paid
SEC registration fee	$21,543
FINRA filing fee	21,197
The NASDAQ Global Select Market listing fee	200,000
Blue sky fees and expenses	15,000
Printing and engraving expenses	300,000
Legal fees and expenses	1,700,000
Accounting fees and expenses	1,700,000
Transfer agent and registrar fees and expenses	15,000
Miscellaneous fees and expenses	27,260

Total	$4,000,000

Item 14. Indemnification of Officers and Directors.

Sections 1741 through 1750 of Subchapter D, Chapter 17, of the PBCL, contain provisions for mandatory and discretionary indemnification of a corporation’s directors, officers and other personnel, and related matters.

Under Section 1741 of the PBCL, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative or corporate actions), to which any such officer or director is a party or is threatened to be made a party by reason of such officer or director being a representative of the corporation or serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, so long as the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, such officer or director had no reasonable cause to believe his conduct was unlawful.

Section 1742 of the PBCL permits indemnification in derivative and corporate actions if the director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except in respect of any claim, issue or matter as to which the officer or director has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the officer or director is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

Under Section 1743 of the PBCL, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742 of the PBCL.

Section 1744 of the PBCL provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 of the PBCL shall be made by the corporation only as authorized in the specific case upon a determination that the officer or director met the applicable standard of conduct, and such determination must be made by (i) the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding, (ii) if a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

Section 1745 of the PBCL provides that expenses (including attorneys’ fees) incurred by a director or officer in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the PBCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Except as otherwise provided in the corporation’s bylaws, the PBCL provides that advancement of expenses must be authorized by the board of directors.

Section 1746 of the PBCL provides generally that the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the PBCL shall not be deemed exclusive of any other rights to which an officer or director seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. In no event may indemnification be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the PBCL grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against that liability under Subchapter D of Chapter 17 of the PBCL.

Sections 1748 and 1749 of the PBCL extend the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the PBCL to successor corporations in fundamental changes and to officers and directors serving as fiduciaries of employee benefit plans.

Section 1750 of the PBCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter D of Chapter 17 of the PBCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer shall inure to the benefit of the heirs and personal representatives of such person.

The goal of the aforementioned provisions of the PBCL and those of our amended bylaws, described below, is to limit the monetary liability of our officers and directors to us and to our shareholders and provide for indemnification of our officers and directors for liabilities and expenses that they may incur in such capacities.

Our third amended bylaws provide that we may indemnify our directors and officers for monetary damages for any action taken or failure to take any action, unless:

•	such director or officer has breached or failed to perform the duties of his or her office under the PBCL, our amended bylaws or our amended and restated articles of incorporation; and

•	the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

In addition, our amended bylaws provide that we shall indemnify our directors and officers for expenses, attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she has acted in good faith and in a manner he or she believed to be in our best interest, or in the case of a criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful. Such indemnification as to expenses, including attorneys’ fees, is mandatory to the extent the individual is successful on the merits or otherwise in defense of the matter or in defense of any claim, issue or matter therein. Our amended bylaws provide, however, in the case of an action or suit by or in the right of the Company, that we will not indemnify a director or officer with respect to a matter in which such person has been adjudged to be liable in the performance of his or her duties to us, unless a court of common pleas determines that such person is fairly and reasonably entitled to indemnification. Our amended bylaws also provide that we may advance expenses to any director or officer upon our receipt of an undertaking by the director or officer to repay those amounts if it is finally determined that he or she is not entitled to indemnification.

We maintain directors’ and officers’ liability insurance to provide directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts and for violations with respect to the Securities Act.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers to provide indemnification to our directors and executive officers under certain circumstances for acts or omissions that may not be covered by directors’ and officers’ liability insurance, and may, in some cases, be broader than the specific indemnification provisions contained under the PBCL.

At present, there is no pending litigation or proceeding involving one or more of our directors or executive officers regarding which indemnification is sought.

The form of underwriting agreement attached hereto as Exhibit 1.1 provides for indemnification by the underwriters named in this registration statement of our executive officers, directors and us, and by us of the underwriters named in this registration statement, for certain liabilities, including liabilities arising under the Securities Act, in connection with matters specifically provided in writing for inclusion in this registration statement.

Item 15. Recent Sales of Unregistered Securities.

During the three years preceding the filing of this registration statement, we issued unregistered securities in the following transactions. None of these transactions involved underwriters, underwriting discounts or commissions, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act, as described below. The information set forth below gives effect to the 0.3460-for-1 reverse stock split that was effected on July 17, 2012.

(a)	Issuances of Common Stock

•

On October 13, 2010, we issued 847,364 shares of common stock to 84 holders in exchange for and in exercise of all issued and outstanding compensatory warrants and all vested options to purchase our common stock in connection with the 2010 Transaction on a one-for-one basis, offsetting the strike price for each holder. In addition, we issued 325,521 shares of common stock to 79 holders, in amounts equal to the unvested portion of such holder’s options. Also, on October 13, 2010, we issued 6,205,004 shares of common stock to 31 shareholders in connection with the conversion of 6,173,030 shares and 8,006,984 shares of Series A and Series A-1 redeemable convertible preferred stock, respectively, held by such shareholders. On October 14, 2010 we issued 1,221,722 shares to 30 shareholders in exchange for all remaining then-outstanding common stock warrants.

•	On November 22, 2011, we issued 159,248 shares of common stock to an incoming director at a price of $6.97 a share and a total purchase price of approximately $1.1 million.

•

On November 29, 2011, we issued 5,191 shares of common stock to a consultant in connection with the exercise of warrants issued to him as compensation for services he provided to the Company. The exercise price was $6.30 per share and resulted in aggregate cash proceeds to the Company equal to $32,700.

•

On February 23, 2012, we issued 10,034 shares of common stock to a consultant in connection with the exercise of warrants issued to him as compensation for services he provided to the Company. The exercise price was $6.30 and resulted in aggregate cash proceeds to the Company equal to $63,220.

•	On March 22, 2012, we issued a total of 2,020,620 shares of restricted common stock to the Founders in exchange for the cancellation for each Founder’s option agreement, on a one-for-one basis.

•

On March 29, 2012, we issued 2,595 shares of common stock to one of our consultants in connection with the exercise of warrants issued to him as compensation for services provided to the Company. The exercise price was $11.21 and resulted in aggregate cash proceeds to the Company equal to $29,100.

•

On April 9, 2012, we issued 6,920 shares of common stock to one of our consultants in connection with the exercise of warrants issued to him as compensation for services provided to the Company. The exercise price was $11.21 for the remaining shares and resulted in aggregate cash proceeds to the Company equal to $77,600.

•

On April 13, 2012, we issued 3,460 shares of common stock to one of our consultants in connection with the exercise of warrants issued to him as compensation for services provided to the Company. The exercise price was $6.30 for half of the shares and $11.21 for the remaining shares and resulted in aggregate cash proceeds to the Company equal to $30,300.

(b)	Issuances of Preferred Stock

•

On October 14, 2010, the Company issued 89,291,773 shares of Series A 8% convertible preferred stock, at a per share price of approximately $2.17, for gross cash proceeds of $194.0 million, to funds managed by Advent and to Sargent Family Investments, LLC, a limited liability company controlled by one of our directors.

(c)	Issuances of Warrants to Purchase Common Stock

•	On February 26, 2009, we issued warrants to purchase a total of 13,840 shares of common stock at an exercise price of $4.91 per share to four service providers to the Company.

•	On May 22, 2009, we issued a warrant to purchase 1,730 shares of common stock at an exercise price of $4.91 per share to a service provider to the Company.

•	On May 27, 2010, we issued warrants to purchase 27,680 shares of common stock at an exercise price of $11.45 per share to five service providers to the Company.

•	On February 22, 2011, we issued warrants to purchase 13,840 shares of common stock at an exercise price of $6.30 per share to three service providers to the Company.

•	On May 25, 2011, we issued a warrant to purchase 3,114 shares of common stock at an exercise price of $6.30 per share to a service provider to the Company.

•	On March 1, 2012, we issued warrants to purchase 11,245 shares of common stock at an exercise price of $11.21 per share to three service providers to the Company.

(d)	Stock Option Grants

•	On February 26, 2009, we granted stock options to purchase a total of 8,650 shares of common stock at an exercise price of $3.47 per share to two employees pursuant to our equity incentive plan.

•	On May 22, 2009, we granted stock options to purchase a total of 91,171 shares of common stock at an exercise price of $3.47 per share to 33 employees pursuant to our equity incentive plan.

•	On November 19, 2009, we granted stock options to purchase a total of 21,620 shares of common stock at an exercise price of $3.47 per share to 14 employees pursuant to our equity incentive plan.

•

On May 27, 2010, we granted stock options to purchase a total of 118,505 shares of common stock at an exercise price of $11.45 per share to 51 employees and one director pursuant to our equity incentive plan.

•

On June 30, 2010, we granted stock options to purchase a total of 173,000 shares of common stock at an exercise price of $11.45 per share to two employees, both of whom were also directors, pursuant to our equity incentive plan.

•

On October 14, 2010, we granted stock options to purchase a total of 2,020,620 shares of common stock at an exercise price of $6.31 per share to two employees, both of whom were also directors, pursuant to our equity incentive plan.

•	On December 1, 2010, we granted stock options to purchase a total of 115,556 shares of common stock at an exercise price of $6.31 per share to 21 employees pursuant to our equity incentive plan.

•	On February 22, 2011, we granted stock options to purchase a total of 25,950 shares of common stock at an exercise price of $6.31 per share to nine employees pursuant to our equity incentive plan.

•	On May 25, 2011, we granted stock options to purchase a total of 150,250 shares of common stock at an exercise price of $6.31 per share to 81 employees pursuant to our equity incentive plan.

•	On September 1, 2011, we granted stock options to purchase a total of 35,543 shares of common stock at an exercise price of $6.97 per share to 28 employees pursuant to our equity incentive plan.

•	On October 18, 2011, we granted stock options to purchase a total of 270,500 shares of common stock at an exercise price of $6.97 per share to 120 employees pursuant to our equity incentive plan.

•	On November 22, 2011, we granted stock options to purchase a total of 129,058 shares of common stock at an exercise price of $8.16 per share to seven employees pursuant to our equity incentive plan.

•	On March 1, 2012, we granted stock options to purchase a total of 318,666 shares of common stock at an exercise price of $11.22 per share to 146 employees pursuant to our equity incentive plan.

•	On March 30, 2012, we granted stock options to purchase a total of 79,926 shares of common stock at an exercise price of $11.22 per share to 12 employees pursuant to our equity incentive plan.

•	On May 23, 2012, we granted stock options to purchase 1,730 shares at an exercise price dependent on the pricing of this offering to a new employee pursuant to our equity incentive plan.

•

On June 4, 2012, we granted stock options to purchase a total of 173,000 shares at an exercise price dependent on the pricing of this offering to our new chief operating officer pursuant to our equity incentive plan.

•	On June 12, 2012 we granted stock options to purchase 1,038 shares at an exercise price dependent on the pricing of this offering to a new employee pursuant to our equity incentive plan.

The conversions of preferred stock and exchanges of warrants described in paragraph (a) above were exempt securities transactions pursuant to Section 3(a)(9) of the Securities Act. Each of the recipients of securities in these transactions had or were given adequate access, through employment, business or other relationships, to information about us.

The offers, sales and issuances of the securities described in paragraph (b) were exempt from registration under the Securities Act under Section 4(2) of the Securities Act and Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of these securities were accredited investors within the meaning of Rule 501 of Regulation D of the Securities Act, who were acquiring the applicable securities for investment and not distribution. Each recipient represented that they could bear the risks of the investment.

The issuances of the securities described in paragraphs (a), (c) and (d) were exempt from registration under the Securities Act in reliance on Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation. The recipients of such options were our employees or directors, who received the securities under our equity incentive plan and the recipients of such warrants were service providers to the Company. Each recipient of securities in these transactions had adequate access, through employment or business relationships, to information about us.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

Exhibit Number	Description

1.1†	Form of Underwriting Agreement(3)

3.1†	Second Amended and Restated Articles of Incorporation of Five Below, Inc., as currently in effect(2)

3.2†	Third Amended and Restated Certificate of Designations, Preferences, Limitations and Special Rights of the Series A 8% Convertible Preferred Stock of Five Below, Inc., as currently in effect(2)

3.3†	Second Amended Bylaws of Five Below, Inc., as amended, as currently in effect(1)

3.4†	Form of Articles of Amendment to Second Amended and Restated Articles of Incorporation, to be in effect upon the effective date of this registration statement(3)

3.5†	Form of Amended and Restated Articles of Incorporation of Five Below, Inc., to be in effect upon the closing of this offering(3)

3.6†	Form of Amended Bylaws, to be in effect upon the closing of this offering(3)

4.1†	Form of Specimen Stock Certificate(4)

5.1†	Opinion of Pepper Hamilton LLP(4)

10.1†

Investment Agreement, dated September 1, 2010, by and among Five Below, Inc., the Founders signatory thereto, the Significant Common Shareholders signatory thereto and the Purchasers signatory thereto(1)

10.2†	Amendment No. 1 to the Investment Agreement, dated October 14, 2010, by and among Five Below, Inc., the Purchasers signatory to the Investment Agreement and Sargent Family Investment, LLC(1)

10.3†

Amended and Restated Investor Rights Agreement, dated September 1, 2010, by and among Five Below, Inc., the Significant Common Shareholders signatory thereto, the Series A Preferred Shareholders signatory thereto and the Other Holders party thereto and any other Persons signatory thereto from time to time(1)

10.4†	First Amendment to Amended and Restated Investor Rights Agreement, dated October 14, 2010, by Five Below, Inc.(1)

10.5†

Second Amendment to Amended and Restated Investor Rights Agreement, dated May 23, 2012, by and among Five Below, Inc., the Significant Common Shareholders signatory thereto and the Series A Preferred Shareholders signatory thereto(2)

10.6†

Second Amended and Restated Shareholders Agreement, dated September 1, 2010, by and among Five Below, Inc. and the Shareholders party thereto and any other Persons signatory thereto from time to time(1)

10.7†	First Amendment to Second Amended and Restated Shareholders Agreement, dated October 14, 2010, by Five Below, Inc.(1)

10.8†	Second Amendment to Second Amended and Restated Shareholders Agreement, dated November 22, 2011, by and among Five Below, Inc. and the Consenting Shareholders signatory thereto(1)

10.9†

Third Amendment to Second Amended and Restated Shareholders Agreement, dated May 23, 2012, by and among Five Below, Inc. and the Shareholders party thereto and any other Persons signatory thereto from time to time(2)

10.10†	Five Below, Inc. Equity Incentive Plan(1)

10.11†	Amendment 2010-1 to the Five Below, Inc. Equity Incentive Plan(1)

10.12†	Form of Non-Qualified Stock Option Agreement (Employees)(1)

Exhibit Number	Description

10.13†	Form of Non-Qualified Stock Option Agreement (Executives)(1)

10.14†	Form of Award Agreement for Restricted Shares under the Five Below, Inc. Equity Incentive Plan(3)

10.15†	Form of Five Below, Inc. Amended and Restated Equity Incentive Plan(3)

10.16†	Five Below, Inc. Performance Bonus Plan(3)

10.17†	Form of Director and Officer Indemnification Agreement(2)

10.18†	Letter Employment Agreement, dated October 14, 2010, by and between David Schlessinger and Five Below, Inc.(1)

10.19†	Amendment to Employment Agreement, dated September 28, 2011, by and between David Schlessinger and Five Below, Inc.(1)

10.20†	Letter Employment Agreement, dated October 14, 2010, by and between Thomas Vellios and Five Below, Inc.(1)

10.21†	Amendment to Employment Agreement, dated September 28, 2011, by and between Thomas Vellios and Five Below, Inc.(1)

10.22†	Letter Employment Agreement, dated April 16, 2012, by and between Kenneth R. Bull and Five Below, Inc.(1)

10.23†	Non-Qualified Stock Option Agreement, dated October 14, 2010, by and between David Schlessinger and Five Below, Inc.(1)

10.24†	Non-Qualified Stock Option Agreement, dated October 14, 2010, by and between Thomas Vellios and Five Below, Inc.(1)

10.25†	Option Cancellation Agreement, dated March 22, 2012, by and between David Schlessinger and Five Below, Inc.(1)

10.26†	Option Cancellation Agreement, dated March 22, 2012, by and between Thomas Vellios and Five Below, Inc.(1)

10.27†	Lease Agreement, dated April 1, 2007, by and between Twin Spans Business Park, LLC and Five Below, Inc., as amended(2)

10.28†

Credit Agreement, dated as of May 16, 2012, among Five Below, Inc. and the Lenders Party thereto, and Goldman Sachs Bank USA, Barclays Bank PLC and Jefferies Finance, LLC, collectively as lead arrangers and lead bookrunners and, individually, as administrative agent and collateral agent, syndication agent, and documentation agent, respectively, and Credit Suisse AG, Cayman Islands Branch, Deutsche Bank Trust Company Americas, UBS Securities LLC and Wells Fargo Bank, National Association, as arrangers and bookrunners(2)

10.29†	Security Agreement, dated as of May 16, 2012, among Five Below, Inc. and Goldman Sachs Bank USA(2)

10.30†	Second Amended and Restated Loan and Security Agreement, dated May 16, 2012, by and between Five Below, Inc. and Wells Fargo Bank, National Association(2)

10.31†	Lien Subordination and Intercreditor Agreement, dated May 16, 2012, among Wells Fargo, National Association, Goldman Sachs Bank USA and Five Below, Inc.(2)

10.32†	Five Below, Inc. Compensation Policy for Non-Employee Directors(2)

10.33†	Letter Employment Agreement, dated May 16, 2012, by and between David Johnston and Five Below, Inc.(3)

10.34†	Non-Qualified Stock Option Agreement, dated May 23, 2012, by and between David Johnston and Five Below, Inc.(3)

Exhibit Number	Description

23.1†	Consent of KPMG LLP(5)

23.2†	Consent of Pepper Hamilton LLP (to be included in the opinion filed as Exhibit 5.1 hereto)(4)

24.1†	Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-180780) filed with the Commission on April 18, 2012)(1)

†	Previously filed.
(1)	Previously filed as an exhibit to the registrant’s Registration Statement on Form S-1 (File No. 333-180780) filed with the Commission on April 18, 2012.
(2)	Previously filed as an exhibit to Amendment No. 1 to the registrant’s Registration Statement on Form S-1 (File No. 333-180780) filed with the Commission on May 24, 2012.
(3)	Previously filed as an exhibit to Amendment No. 2 to the registrant’s Registration Statement on Form S-1 (File No. 333-180780) filed with the Commission on June 12, 2012.
(4)	Previously filed as an exhibit to Amendment No. 3 to the registrant’s Registration Statement on Form S-1 (File No. 333-180780) filed with the Commission on July 9, 2012.
(5)	Previously filed as an exhibit to Amendment No. 4 to the registrant’s Registration Statement on Form S-1 (File No. 333-180780) filed with the Commission on July 17, 2012.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes that:

(1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(i) that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby further undertakes that:

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on the 18 th day of July, 2012.

FIVE BELOW, INC.

By:	/s/ David Schlessinger
Name: David Schlessinger
Title: Executive Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Schlessinger David Schlessinger	Executive Chairman	July 18, 2012

* Thomas Vellios	President, Chief Executive Officer and Director (Principal Executive Officer)	July 18, 2012

* Kenneth R. Bull	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 18, 2012

* Steven Collins	Director	July 18, 2012

* Andrew Crawford	Director	July 18, 2012

* David Mussafer	Director	July 18, 2012

* Howard Ross	Director	July 18, 2012

* Thomas Ryan	Director	July 18, 2012

* Ronald Sargent	Director	July 18, 2012

*	/s/ David Schlessinger
	Name:	David Schlessinger
	Title:	Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

1.1†	Form of Underwriting Agreement(3)

3.1†	Second Amended and Restated Articles of Incorporation of Five Below, Inc., as currently in effect(2)

3.2†	Third Amended and Restated Certificate of Designations, Preferences, Limitations and Special Rights of the Series A 8% Convertible Preferred Stock of Five Below, Inc., as currently in effect(2)

3.3†	Second Amended Bylaws of Five Below, Inc., as amended, as currently in effect(1)

3.4†	Form of Articles of Amendment to Second Amended and Restated Articles of Incorporation, to be in effect upon the effective date of this registration statement(3)

3.5†	Form of Amended and Restated Articles of Incorporation of Five Below, Inc., to be in effect upon the closing of this offering(3)

3.6†	Form of Amended Bylaws, to be in effect upon the closing of this offering(3)

4.1†	Form of Specimen Stock Certificate(4)

5.1†	Opinion of Pepper Hamilton LLP(4)

10.1†

Investment Agreement, dated September 1, 2010, by and among Five Below, Inc., the Founders signatory thereto, the Significant Common Shareholders signatory thereto and the Purchasers signatory thereto(1)

10.2†	Amendment No. 1 to the Investment Agreement, dated October 14, 2010, by and among Five Below, Inc., the Purchasers signatory to the Investment Agreement and Sargent Family Investment, LLC(1)

10.3†

Amended and Restated Investor Rights Agreement, dated September 1, 2010, by and among Five Below, Inc., the Significant Common Shareholders signatory thereto, the Series A Preferred Shareholders signatory thereto and the Other Holders party thereto and any other Persons signatory thereto from time to time(1)

10.4†	First Amendment to Amended and Restated Investor Rights Agreement, dated October 14, 2010, by Five Below, Inc.(1)

10.5†

Second Amendment to Amended and Restated Investor Rights Agreement, dated May 23, 2012, by and among Five Below, Inc., the Significant Common Shareholders signatory thereto and the Series A Preferred Shareholders signatory thereto(2)

10.6†

Second Amended and Restated Shareholders Agreement, dated September 1, 2010, by and among Five Below, Inc. and the Shareholders party thereto and any other Persons signatory thereto from time to time(1)

10.7†	First Amendment to Second Amended and Restated Shareholders Agreement, dated October 14, 2010, by Five Below, Inc.(1)

10.8†	Second Amendment to Second Amended and Restated Shareholders Agreement, dated November 22, 2011, by and among Five Below, Inc. and the Consenting Shareholders signatory thereto(1)

10.9†

Third Amendment to Second Amended and Restated Shareholders Agreement, dated May 23, 2012, by and among Five Below, Inc. and the Shareholders party thereto and any other Persons signatory thereto from time to time(2)

10.10†	Five Below, Inc. Equity Incentive Plan(1)

10.11†	Amendment 2010-1 to the Five Below, Inc. Equity Incentive Plan(1)

10.12†	Form of Non-Qualified Stock Option Agreement (Employees)(1)

10.13†	Form of Non-Qualified Stock Option Agreement (Executives)(1)

10.14†	Form of Award Agreement for Restricted Shares under the Five Below, Inc. Equity Incentive Plan(3)

10.15†	Form of Five Below, Inc. Amended and Restated Equity Incentive Plan(3)

10.16†	Five Below, Inc. Performance Bonus Plan(3)

10.17†	Form of Director and Officer Indemnification Agreement(2)

Exhibit Number	Description

10.18†	Letter Employment Agreement, dated October 14, 2010, by and between David Schlessinger and Five Below, Inc.(1)

10.19†	Amendment to Employment Agreement, dated September 28, 2011, by and between David Schlessinger and Five Below, Inc.(1)

10.20†	Letter Employment Agreement, dated October 14, 2010, by and between Thomas Vellios and Five Below, Inc.(1)

10.21†	Amendment to Employment Agreement, dated September 28, 2011, by and between Thomas Vellios and Five Below, Inc.(1)

10.22†	Letter Employment Agreement, dated April 16, 2012, by and between Kenneth R. Bull and Five Below, Inc.(1)

10.23†	Non-Qualified Stock Option Agreement, dated October 14, 2010, by and between David Schlessinger and Five Below, Inc.(1)

10.24†	Non-Qualified Stock Option Agreement, dated October 14, 2010, by and between Thomas Vellios and Five Below, Inc.(1)

10.25†	Option Cancellation Agreement, dated March 22, 2012, by and between David Schlessinger and Five Below, Inc.(1)

10.26†	Option Cancellation Agreement, dated March 22, 2012, by and between Thomas Vellios and Five Below, Inc.(1)

10.27†	Lease Agreement, dated April 1, 2007, by and between Twin Spans Business Park, LLC and Five Below, Inc., as amended(2)

10.28†

Credit Agreement, dated as of May 16, 2012, among Five Below, Inc. and the Lenders Party thereto, and Goldman Sachs Bank USA, Barclays Bank PLC and Jefferies Finance, LLC, collectively as lead arrangers and lead bookrunners and, individually, as administrative agent and collateral agent, syndication agent, and documentation agent, respectively, and Credit Suisse AG, Cayman Islands Branch, Deutsche Bank Trust Company Americas, UBS Securities LLC and Wells Fargo Bank, National Association, as arrangers and bookrunners(2)

10.29†	Security Agreement, dated as of May 16, 2012, among Five Below, Inc. and Goldman Sachs Bank USA(2)

10.30†	Second Amended and Restated Loan and Security Agreement, dated May 16, 2012, by and between Five Below, Inc. and Wells Fargo Bank, National Association(2)

10.31†	Lien Subordination and Intercreditor Agreement, dated May 16, 2012, among Wells Fargo, National Association, Goldman Sachs Bank USA and Five Below, Inc.(2)

10.32†	Five Below, Inc. Compensation Policy for Non-Employee Directors(2)

10.33†	Letter Employment Agreement, dated May 16, 2012, by and between David Johnston and Five Below, Inc.(3)

10.34†	Non-Qualified Stock Option Agreement, dated May 23, 2012, by and between David Johnston and Five Below, Inc.(3)

23.1†	Consent of KPMG LLP(5)

23.2†	Consent of Pepper Hamilton LLP (to be included in the opinion filed as Exhibit 5.1 hereto)(4)

24.1†	Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-180780) filed with the Commission on April 18, 2012)(1)

†	Previously filed.
(1)	Previously filed as an exhibit to the registrant’s Registration Statement on Form S-1 (File No. 333-180780) filed with the Commission on April 18, 2012.
(2)	Previously filed as an exhibit to Amendment No. 1 to the registrant’s Registration Statement on Form S-1 (File No. 333-180780) filed with the Commission on May 24, 2012.
(3)	Previously filed as an exhibit to Amendment No. 2 to the registrant’s Registration Statement on Form S-1 (File No. 333-180780) filed with the Commission on June 12, 2012.
(4)	Previously filed as an exhibit to Amendment No. 3 to the registrant’s Registration Statement on Form S-1 (File No. 333-180780) filed with the Commission on July 9, 2012.
(5)	Previously filed as an exhibit to Amendment No. 4 to the registrant’s Registration Statement on Form S-1 (File No. 333-180780) filed with the Commission on July 17, 2012.